Exhibit 8.1


                        SQUIRE, SANDERS & DEMPSEY L.L.P.


                                                     December 4, 1997



Bank One, Texas, N.A.
Banc One Capital Corporation
Salomon Brothers Inc
UBS Securities LLC


         Re:   Banc One Auto Grantor Trust 1997-B
               ----------------------------------


Ladies and Gentlemen:

         We have acted as special federal income tax counsel for Bank One, Texas, N.A., a national banking association (the "Seller"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-38681) (the "Registration Statement"), originally filed with the Securities and Exchange Commission (the "Commission") on October 24, 1997, as amended by Amendment No. 1 to the Registration Statement to be filed with the Commission ("Amendment No. 1"). The Registration Statement relates to the offering of Class A Asset Backed Certificates and Class B Asset Backed Certificates (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Seller and Bankers Trust Company, as trustee.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) a prospectus included in Amendment No. 1 relating to the Certificates (the "Prospectus"), (b) the form of the Pooling and Servicing Agreement filed as an exhibit to Amendment No. 1 and, (c) the form of the Certificates (included as exhibits to the Pooling and Servicing Agreement).

         Based upon the foregoing, we hereby confirm that the statements in the Prospectus under the headings "FEDERAL INCOME TAX CONSEQUENCES," and "STATE AND LOCAL TAX CONSEQUENCES" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct.

Bank One, Texas, N.A.
Banc One Capital Corporation
Salomon Brothers Inc
UBS Securities LLC
December 4, 1997
Page 2



         This opinion is solely for the benefit of the addressees and may not be relied upon in any manner by any other person or entity other than Moody's Investors Service, Inc., Fitch Investors Service, L.P., and Standard & Poor's Corporation which may rely on this opinion solely for the purposes of issuing their respective ratings of the Certificates.

         We hereby consent to the use of our name in the Prospectus under the headings "FEDERAL INCOME TAX CONSEQUENCES", "STATE AND LOCAL TAX CONSEQUENCES" and "LEGAL MATTERS" and to the filing of this opinion as an exhibit to the Registration Statement.

                                               Respectfully submitted,

                                               SQUIRE, SANDERS & DEMPSEY L.L.P.